Exhibit 10.1

SYSTEM1, INC.

2022 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

System1, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the System1, Inc. 2022 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:

Grant Date:

Number of RSUs:

Vesting Commencement Date:

Vesting Schedule:

[Twenty-five percent (25%) of the RSUs will vest on the first anniversary of the Vesting Commencement Date, and one-sixteenth (1/16th) of the RSUs will vest on each quarterly anniversary of the Vesting Commencement Date thereafter, in each case, subject to Participant’s continued status as a Service Provider through the applicable vesting date.][1]

[Twenty-five percent (25%) of the RSUs will vest on the first anniversary of the Vesting Commencement Date, and one-twelfth (1/12th) of the RSUs will vest on each quarterly anniversary of the Vesting Commencement Date thereafter, in each case, subject to Participant’s continued status as a Service Provider through the applicable vesting date.][2] [_______][3]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Agreement and the Plan. Participant has reviewed this Grant Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Grant Notice, the Agreement or the Plan.

[1]	Note to Draft: Use for new hires.
[2]	Note to Draft: Use for refresh grants.
[3]	Note to Draft: Vesting schedule to be customized for RSUs granted in respect of VCUs.

[Signature Page to Restricted Stock Unit Grant Notice]

SYSTEM1, INC.	PARTICIPANT

By: _______________________________
Name: _______________________________	[Participant Name]
Title: _______________________________

2

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Award of RSUs(a) . The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to receive any Share or other payment in respect of an RSU unless and until the RSU has vested.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control, unless it is expressly specified in this Agreement or the Grant Notice that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in this Agreement which provides supplemental or additional terms not inconsistent with the Plan.

1.3 Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture. The RSUs will vest according to the vesting schedule set forth in the Grant Notice, except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole vested RSU has accumulated. Except as otherwise set forth in the Grant Notice, the Plan or this Agreement, and unless the Administrator otherwise determines, in the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service, if any).

2.2 Settlement.

(a) RSUs that vest will be paid through the delivery of the underlying Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than sixty (60) days following the date on which the applicable RSU vests.

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law or an applicable provision of the Plan until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)).

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed the tax consequences of the RSUs to Participant and the transactions contemplated by the Grant Notice and this Agreement with Participant’s own tax advisors. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its Subsidiaries or affiliates, or any of their respective officers, directors, employees or agents.

3.2 Tax Withholding.

[Section 16 Officer Form Language:

(a) Subject to Section 3.2(b) below, tax withholding obligations arising with respect to the RSUs (determined in accordance with the Applicable Withholding Rate described below, the “Tax Withholding Obligations”) shall be satisfied by Participant’s delivery to the Company on or prior to the date on which Shares subject to vested RSUs are delivered, of either (i) a check or wire transfer to an account designated by the Company in an amount sufficient to satisfy the applicable Tax Withholding Obligations, or (ii) a copy (which may be delivered electronically) of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares issuable upon settlement of vested RSUs, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable Tax Withholding Obligations (a “Sell Order”); provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator.

(b) Notwithstanding the foregoing, if Participant does not deliver a check/wire transfer or a Sell Order, in any case, sufficient to satisfy the applicable Tax Withholding Obligations in accordance with Section 3.2(a) above, then the Company shall automatically, and without further action by Participant, withhold, or cause to be withheld, a number of Shares otherwise issuable upon settlement of vested RSUs in an amount sufficient to satisfy the applicable Tax Withholding Obligations to the extent not satisfied by Participant in accordance with Section 3.2(a) (determined in accordance with the Applicable Withholding Rate described below).

(c) For purposes of determining the Tax Withholding Obligations, Participant’s “Applicable Withholding Rate” shall mean the greater of (i) the minimum applicable statutory tax withholding rate or (ii) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, that (A) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction in effect at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (B) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.

(d) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the settlement of vested RSUs, regardless of any action (or inaction) the Company or any Subsidiary or affiliate takes with respect to any Tax Withholding Obligations that arise in connection with such RSUs. Neither the Company nor any Subsidiary or affiliate makes any representation or undertaking regarding the treatment of any Tax Withholding Obligation in connection with the grant, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries and affiliates do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

[Non-Section 16 Officer Form Language:

(a) Tax withholding obligations arising with respect to the RSUs (determined in accordance with the Applicable Withholding Rate described below, the “Tax Withholding Obligations”) shall be satisfied by either or a combination of: (i) delivery (including electronic delivery) by a broker acceptable to the Company on or prior to the date on which Shares subject to vested RSUs are delivered, of an irrevocable and unconditional undertaking to sell Shares issuable upon settlement of vested RSUs and to deliver promptly to the Company funds from such sale sufficient to satisfy the applicable Tax Withholding Obligations (a “Sell Order”); provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, and/or (ii) if Participant does not deliver a Sell Order sufficient to satisfy the applicable Tax Withholding Obligations in accordance with clause (i), at the Company’s election, by the Company withholding, or causing to be withheld, Shares otherwise issuable upon settlement of vested RSUs in satisfaction of the applicable Tax Withholding Obligations.

(b) For purposes of determining the Tax Withholding Obligations, Participant’s “Applicable Withholding Rate” shall mean the greater of (i) the minimum applicable statutory tax withholding rate or (ii) such higher rate approved as may be approved by the Administrator in its sole discretion; provided, that (A) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (B) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.

(c) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action (or inaction) the Company or any Subsidiary or affiliate takes with respect to any Tax Withholding Obligations that arise in connection with such RSUs. Neither the Company nor any Subsidiary or affiliate makes any representation or undertaking regarding the treatment of any Tax Withholding Obligation in connection with the grant, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries and affiliates do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the RSUs and the underlying Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Clawback. The RSUs and the underlying Shares issuable thereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address and to legal-notices@system1.com. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9 Severability. If any portion of the Grant Notice or this Agreement or any action taken under the Grant Notice or this Agreement, in any case is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Grant Notice and/or this Agreement (as applicable), and the Grant Notice and/or this Agreement (as applicable) will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

4.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11 Not a Contract of Employment or Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or its Subsidiary or affiliate or interferes with or restricts in any way the rights of the Company and its Subsidiaries and affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary or affiliate and Participant.

4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 Governing Law. The Grant Notice and this Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

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